Kennedy Wilson Reports 2Q 2012 Earnings

Exhibit 99.1

Contact:    Christina Cha
Director of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS SECOND QUARTER 2012 EARNINGS

BEVERLY HILLS, Calif. (August 6, 2012) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson”, "we," "us," "our," or the “Company”), an international real estate investment and services company, today reported a second quarter 2012 net loss attributable to common shareholders of $3.2 million (or $0.06 per basic and diluted share) compared to a net loss attributable to common shareholders of $2.4 million (or $0.06 per basic and diluted share) for the same period in 2011. Net loss attributable to common shareholders, adjusted for stock-based compensation expense, was $2.0 million (or $0.04 per basic share) compared to net loss of $1.1 million for the same period in 2011 (or $0.03 per basic share).

The Company's earnings before interest, taxes, depreciation and stock-based compensation expense (“Adjusted EBITDA”) for the second quarter of 2012 was $18.8 million compared to $17.5 million for the same period in 2011. Excluding the remeasurement gain of $6.3 million recognized during the three months ended June 30, 2011, the Company achieved a 69% increase in adjusted EBITDA for the three months ended June 30, 2012 as compared to the same period in 2011.

“The Company had many outstanding achievements in the second quarter including increases in cash flow and fees from our investments and services businesses,” said William McMorrow, chairman and CEO of Kennedy Wilson. "During the quarter, the Company and our equity partners acquired $889 million of income producing assets with attractive current returns that will significantly increase our recurring EBITDA. Additionally, our balance sheet has been strengthened by the recent capital raise which added $106 million of equity. Our experienced management team and strong liquidity, combined with capital from our co-investment partners, continues to allow us to take advantage of our significant pipeline of opportunities in our core markets."

Kennedy Wilson Recent Highlights
Operating metrics

•
During the three months ended June 30, 2012, the Company achieved an adjusted EBITDA of $18.8 million, an 8% increase from $17.5 million for the same period in 2011. Excluding the remeasurement gain of $6.3 million recognized during the three months ended June 30, 2011, the Company achieved a 69% increase in adjusted EBITDA for the three months ended June 30, 2012 as compared to the same period in 2011.

•
During the six months ended June 30, 2012, the Company achieved an adjusted EBITDA of $38.0 million, a 17% increase from $32.6 million for the same period in 2011. Excluding the remeasurement gain of $6.3 million recognized during the six months ended June 30, 2011, the Company achieved a 45% increase

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Kennedy Wilson Reports 2Q 2012 Earnings

in adjusted EBITDA for the six months ended June 30, 2012 as compared to the same period in 2011.
Investments business
Investment Account

•
Our investment account (Kennedy Wilson's equity in real estate, joint ventures, loan investments, and marketable securities) increased by 7% to $626.0 million from $582.8 million at December 31, 2011. This change was comprised of approximately $160.0 million of cash contributed to and income earned on investments and approximately $116.6 million of cash distributed from investments.

Operating metrics

•
During the three months ended June 30, 2012, our investments business achieved an EBITDA of $17.0 million, a 2% increase from $16.6 million for the same period in 2011. Excluding the remeasurement gain of $6.3 million recognized during the three months ended June 30, 2011, the Company achieved a 65% increase in adjusted EBITDA for the three months ended June 30, 2012 as compared to the same period in 2011.

•
During the six months ended June 30, 2012, our investments business achieved an EBITDA of $34.7 million, a 14% increase from $30.5 million for the same period in 2011. Excluding the remeasurement gain of $6.3 million recognized during the six months ended June 30, 2011, the Company achieved a 44% increase in adjusted EBITDA for the six months ended June 30, 2012 as compared to the same period in 2011.

Acquisition/disposition program

•
During the six months ended June 30, 2012, the Company and its equity partners acquired approximately $889.5 million of real estate related investments. We invested $107.0 million of our equity in the investment vehicles that acquired these real estate related investments. Additionally, as of June 30, 2012, we and our equity partners are under contract to acquire approximately $514.0 million of real estate related investments. Since January 1, 2010 through June 30, 2012, we, together with our equity partners, have acquired or are under contract to acquire approximately $6.5 billion of real estate related investments. As of June 30, 2012, the Company and its equity partners own or are under contract to own 14,114 apartment units and approximately 3.6 million square feet of commercial real estate.

•	The composition of the $889.5 million of real estate related investments acquired by the Company and its equity partners during the six months ended June 30, 2012 is as follows:

◦
During the six months ended June 30, 2012, we, along with our equity partners, acquired approximately $788.8 million of income producing real estate assets. The underlying assets are located primarily in the Western U.S. (70% in terms of our equity invested) and Ireland (30% in terms of our equity invested) and include six multifamily properties with 1,801 units and eight commercial properties totaling 1.6 million square feet. We invested $52.8 million of our equity in the joint ventures that acquired these real estate assets.

◦
During the six months ended June 30, 2012, we, along with our equity partners, acquired or originated approximately $100.7 million of loans at an average discount of 14% to their principal balance. These loans are secured by 12 underlying properties all located in the Western U.S. and have an average coupon rate of 10.6% per annum. We invested approximately $54.2 million of our equity in participations in these loans. In addition, we generally earn origination and exit fees on our share of these loans.

•
During the six months ended June 30, 2012, the Company and its equity partners sold four multifamily properties located in the Western U.S. for a total of $243.0 million, which resulted in a total gain of $32.6 million, of which our share was $7.9 million.

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Kennedy Wilson Reports 2Q 2012 Earnings

Debt financing

•
During the six months ended June 30, 2012, the Company and its equity partners completed approximately $283.3 million of property financings at an average interest rate of 3.1% and a weighted average maturity of 7.9 years. During the six months ended June 30, 2011, the Company and its equity partners completed approximately $731.2 million of property financings at an average interest rate of 3.5% and a weighted average maturity of 4.4 years.

United Kingdom and Ireland

•
In December 2011, we and our equity partners acquired a loan pool secured by real estate located in the United Kingdom with an unpaid principal balance of $2.1 billion. As of June 30, 2012, the unpaid principal balance was $1.4 billion due to loan resolutions of approximately $689.6 million, representing 33% of the pool.

•
On March 13, 2012, we announced a €250 million (approximately $325 million) capital commitment from Fairfax Financial Holdings to acquire real estate and loans secured by real estate in the United Kingdom and Ireland. Investments under this program require Fairfax's agreement to participate on an investment by investment basis. In June 2012, we purchased our first investment within this platform, the historic 210-unit Alliance Building in Dublin, Ireland, located adjacent to Google's European headquarters, for $50.0 million. We invested $15.8 million of our equity in the joint venture that acquired this asset.

•
On May 2, 2012, we entered into a term sheet with a major European financial institution to create a framework to target the acquisition of €2 billion (approximately $2.5 billion) of performing, sub-performing and non-performing loans secured by commercial and residential real estate in Europe, with a focus on the United Kingdom and Ireland.

Japan

•
Maintained 93% occupancy in 50 apartment buildings with over 2,400 units. Excluding one 86-unit building with an expired corporate master lease that is now being leased to individual tenants, our Japanese apartment portfolio maintained 96% occupancy.

•	Since Fairfax became our partner in the Japanese apartment portfolio in September 2010, we have distributed a total of $51.5 million, of which our share was $24.0 million.
Services business

•	Management and leasing fees and commissions increased by 67% to $12.6 million for the three months ended June 30, 2012 from $7.6 million for the same period in 2011.

•	During the three months ended June 30, 2012, our services business achieved an EBITDA of $3.6 million, a 140% increase from $1.5 million for the same period in 2011.

•	Management and leasing fees and commissions increased by 52% to $23.0 million for the six months ended June 30, 2012 from $15.1 million for the same period in 2011.

•	During the six months ended June 30, 2012, our services business achieved an EBITDA of $6.3 million, a 91% increase from $3.3 million for the same period in 2011.
Corporate financing

•
In June 2012, we amended our existing revolving credit facility to, among other things, increase the total amount that may be borrowed thereunder by $25.0 million to $100 million and extend the maturity to June 30, 2015. Existing and future loans under the amended facility will bear interest at a rate equal to LIBOR plus 2.75%.

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Kennedy Wilson Reports 2Q 2012 Earnings

Subsequent events

•
In July 2012, the Company issued 8.6 million shares of common stock primarily to institutional investors, resulting in gross proceeds of $112.1 million of which $40 million was used to pay off the outstanding balance on our line of credit.

•	In July 2012, the Company was awarded its first auction assignment from a European financial institution and simultaneously opened an auction office in Madrid, Spain.

Supplemental Financial Information, Conference Call and Webcast Details
Supplemental financial information is available on the Company's homepage @ www.kennedywilson.com.
The Company will hold a live conference call and webcast to discuss results on Tuesday, August 7 at 7:00 a.m. PT/ 10:00 a.m. ET.
The direct dial-in number for the conference call is (866) 356-4441 for U.S. and Canada callers and (617) 597-5396 for international callers. The access code for the live call is 27388075.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 286-8010 for U.S. and Canada callers and (617) 801-6888 for international callers. The access code for the replay is 84859872.
The webcast will be available at:
http://www.media-server.com/m/acs/fc1436ce0e8d92f29cc55e87c5b9a60d.
A replay of the webcast will be available two hours after the original webcast on the Company's investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 23 offices in the U.S., U.K., Ireland and Japan. The company offers a comprehensive array of real estate services including auction, conventional sales, property services, research and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S., U.K., Ireland and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011. Any such forward-looking statements, whether made in this report or elsewhere, should

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Kennedy Wilson Reports 2Q 2012 Earnings

be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Pro Forma Statements of Operations or Income, Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net Loss Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Additionally, there are certain revenue and expense line items in our pro forma consolidated statements of operations or income that would otherwise be classified as discontinued operations on a GAAP statement. Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental tables. Management believes that these non-GAAP financial measures are useful to both management and the Company's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

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Kennedy Wilson Reports 2Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30, 2012	December 31, 2011

Assets
Cash and cash equivalents	$86,494,000	$115,926,000
Accounts receivable	3,465,000	3,114,000
Accounts receivable — related parties	16,126,000	15,612,000
Notes receivable	11,420,000	7,938,000
Notes receivable — related parties	40,101,000	33,269,000
Real estate, net	112,770,000	115,880,000
Investments in joint ventures	360,781,000	343,367,000
Investment in loan pool participations	121,328,000	89,951,000
Marketable securities	10,326,000	23,005,000
Other assets	20,042,000	20,749,000
Goodwill	23,965,000	23,965,000
Total assets	$806,818,000	$792,776,000

Liabilities
Accounts payable	$672,000	$1,798,000
Accrued expenses and other liabilities	22,134,000	24,262,000
Accrued salaries and benefits	4,717,000	14,578,000
Deferred tax liability	20,592,000	18,437,000
Senior notes payable	249,411,000	249,385,000
Borrowings under line of credit	34,189,000	—
Mortgage loans payable	30,748,000	30,748,000
Junior subordinated debentures	40,000,000	40,000,000
Total liabilities	402,463,000	379,208,000
Equity
Common stock	6,000	5,000
Additional paid-in capital	405,380,000	407,335,000
(Accumulated deficit) retained earnings	(2,152,000)	9,708,000
Accumulated other comprehensive income	9,501,000	5,035,000
Shares held in treasury at cost	(9,856,000)	(11,848,000)
Total Kennedy-Wilson Holdings, Inc. shareholders' equity	402,879,000	410,235,000
Noncontrolling interests	1,476,000	3,333,000
Total equity	404,355,000	413,568,000
Total liabilities and equity	$806,818,000	$792,776,000

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Kennedy Wilson Reports 2Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenue
Management and leasing fees	$10,232,000	$4,946,000	$18,973,000	$9,957,000
Commissions	2,401,000	2,609,000	4,020,000	5,170,000
Sale of real estate	—	—	—	417,000
Rental and other income	1,477,000	955,000	2,947,000	1,693,000
Total revenue	14,110,000	8,510,000	25,940,000	17,237,000
Operating expenses
Commission and marketing expenses	1,340,000	736,000	2,305,000	1,373,000
Compensation and related expenses	10,294,000	8,257,000	19,294,000	16,089,000
Cost of real estate sold	—	—	—	397,000
General and administrative	4,888,000	3,040,000	8,557,000	5,853,000
Depreciation and amortization	977,000	463,000	1,914,000	897,000
Rental operating expenses	921,000	642,000	1,791,000	1,053,000
Total operating expenses	18,420,000	13,138,000	33,861,000	25,662,000
Equity in joint venture income	5,108,000	2,551,000	10,624,000	7,807,000
Interest income from loan pool participations and notes receivable	2,876,000	2,241,000	3,414,000	4,787,000
Operating income	3,674,000	164,000	6,117,000	4,169,000
Non-operating income (expense)
Interest income	1,207,000	401,000	2,324,000	667,000
Remeasurement gain	—	6,348,000	—	6,348,000
Gain on sale of marketable securities	—	—	2,931,000	—
Realized foreign currency exchange gain (loss)	38,000	—	(74,000)	—
Interest expense	(7,054,000)	(6,228,000)	(13,224,000)	(7,757,000)
(Loss) income from continuing operation before benefit from (provision for) income taxes	(2,135,000)	685,000	(1,926,000)	3,427,000
Benefit from (provision for) income taxes	1,138,000	(172,000)	2,621,000	(835,000)
(Loss) income from continuing operations	(997,000)	513,000	695,000	2,592,000
Discontinued Operations
Income from discontinued operations, net of income taxes	—	—	2,000	—
Loss from sale of real estate, net of income taxes	—	—	(212,000)	—
Net (loss) income	(997,000)	513,000	485,000	2,592,000
Net income attributable to the noncontrolling interests	(128,000)	(299,000)	(2,926,000)	(1,337,000)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	(1,125,000)	214,000	(2,441,000)	1,255,000
Preferred dividends and accretion of preferred stock issuance costs	(2,036,000)	(2,636,000)	(4,072,000)	(4,672,000)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3,161,000)	$(2,422,000)	$(6,513,000)	$(3,417,000)
Basic and diluted loss per share attributable to Kennedy-Wilson Holdings, Inc. common shareholders
Continuing operations	$(0.06)	$(0.06)	$(0.12)	$(0.09)
Discontinued operations, net of income taxes	—	—	—	—
Earning per share - basic and diluted (a)	$(0.06)	$(0.06)	$(0.13)	$(0.09)
Weighted average number of common shares outstanding	51,401,674	39,118,313	51,280,986	39,015,395
Dividends declared per common share	$0.05	$0.04	$0.10	$0.04

—————
(a)  EPS amounts may not add due to rounding.

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Kennedy Wilson Reports 2Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations (Non-GAAP)

		Three Months Ended June 30,
		2012			2011
		Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees		$10,232,000	$—	$10,232,000	$4,946,000	$—	$4,946,000
Commissions		2,401,000	—	2,401,000	2,609,000	—	2,609,000
Sale of real estate		—	43,600,000	43,600,000	—	25,009,000	25,009,000
Rental and other income		1,477,000	16,123,000	17,600,000	955,000	14,940,000	15,895,000
Interest income		—	5,883,000	5,883,000	—	3,140,000	3,140,000
Total revenue		14,110,000	65,606,000	79,716,000	8,510,000	43,089,000	51,599,000
Operating expenses
Commission and marketing expenses		1,340,000	—	1,340,000	736,000	—	736,000
Compensation and related expenses		10,294,000	100,000	10,394,000	8,257,000	—	8,257,000
Cost of real estate sold		—	38,200,000	38,200,000	—	22,420,000	22,420,000
General and administrative		4,888,000	200,000	5,088,000	3,040,000	—	3,040,000
Depreciation and amortization		977,000	4,000,000	4,977,000	463,000	3,984,000	4,447,000
Rental operating expenses		921,000	5,700,000	6,621,000	642,000	6,649,000	7,291,000
Total operating expenses		18,420,000	48,200,000	66,620,000	13,138,000	33,053,000	46,191,000
Equity in joint venture income		5,108,000	(5,108,000)	—	2,551,000	(2,551,000)	—
Interest income from loan pool participations and notes receivable		2,876,000	(2,876,000)	—	2,241,000	(2,241,000)	—
Operating income		3,674,000	9,422,000	13,096,000	164,000	5,244,000	5,408,000
Non-operating income (expense)
Interest income		1,207,000	(1,207,000)	—	401,000	(401,000)	—
Carried interest on realized investment		—	500,000	500,000	—	—	—
Remeasurement gain	—	—	—	—	6,348,000	—	6,348,000
Realized foreign currency exchange gain		38,000	—	38,000	—	—	—
Interest expense		(7,054,000)	(7,715,000)	(14,769,000)	(6,228,000)	(4,843,000)	(11,071,000)
Other non-operating expenses		—	(1,000,000)	(1,000,000)	—	—	—
(Loss) income from continuing operation before benefit from (provision for) income taxes		(2,135,000)	—	(2,135,000)	685,000	—	685,000
Benefit from (provision for) income taxes		1,138,000	—	1,138,000	(172,000)	—	(172,000)
(Loss) from continuing operations		$(997,000)	$—	$(997,000)	$513,000	$—	$513,000

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Kennedy Wilson Reports 2Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Income (Non-GAAP)

		Six Months Ended June 30,
		2012			2011
		Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees		$18,973,000	$—	$18,973,000	$9,957,000	$—	$9,957,000
Commissions		4,020,000	—	4,020,000	5,170,000	—	5,170,000
Sale of real estate		—	58,800,000	58,800,000	417,000	31,135,000	31,552,000
Rental and other income		2,947,000	33,924,000	36,871,000	1,693,000	33,422,000	35,115,000
Interest income		—	8,138,000	8,138,000	—	6,379,000	6,379,000
Total revenue		25,940,000	100,862,000	126,802,000	17,237,000	70,936,000	88,173,000
Operating expenses
Commission and marketing expenses		2,305,000	—	2,305,000	1,373,000	—	1,373,000
Compensation and related expenses		19,294,000	500,000	19,794,000	16,089,000	—	16,089,000
Cost of real estate sold		—	50,100,000	50,100,000	397,000	27,152,000	27,549,000
General and administrative		8,557,000	300,000	8,857,000	5,853,000	—	5,853,000
Depreciation and amortization		1,914,000	7,900,000	9,814,000	897,000	7,709,000	8,606,000
Rental operating expenses		1,791,000	11,800,000	13,591,000	1,053,000	12,505,000	13,558,000
Total operating expenses		33,861,000	70,600,000	104,461,000	25,662,000	47,366,000	73,028,000
Equity in joint venture income		10,624,000	(10,624,000)	—	7,807,000	(7,807,000)	—
Interest income from loan pool participations and notes receivable		3,414,000	(3,414,000)	—	4,787,000	(4,787,000)	—
Operating income		6,117,000	16,224,000	22,341,000	4,169,000	10,976,000	15,145,000
Non-operating income (expense)
Interest income		2,324,000	(2,324,000)	—	667,000	(667,000)	—
Carried interest on realized investment		—	2,400,000	2,400,000	—	—	—
Remeasurement gain	—	—	—	—	6,348,000	—	6,348,000
Gain on sale of marketable securities		2,931,000	—	2,931,000	—	—	—
Realized foreign currency exchange gain (loss)		(74,000)	—	(74,000)	—	—	—
Interest expense		(13,224,000)	(15,000,000)	(28,224,000)	(7,757,000)	(10,309,000)	(18,066,000)
Other non-operating expenses		—	(1,300,000)	(1,300,000)	—	—	—
(Loss) income from continuing operation before benefit from (provision for) income taxes		(1,926,000)	—	(1,926,000)	3,427,000	—	3,427,000
Benefit from (provision for) income taxes		2,621,000	—	2,621,000	(835,000)	—	(835,000)
Income from continuing operations		$695,000	$—	$695,000	$2,592,000	$—	$2,592,000

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Kennedy Wilson Reports 2Q 2012 Earnings

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Adjusted Net (Loss) Income Attributable to Kennedy Wilson Common Shareholders

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3,161,000)	$(2,422,000)	$(6,513,000)	$(3,417,000)
Non-GAAP adjustments:
Add back:
Stock based compensation	1,207,000	1,298,000	2,078,000	2,465,000
Adjusted Net Loss Attributable to Kennedy Wilson Holdings, Inc. Common Shareholders	$(1,954,000)	$(1,124,000)	$(4,435,000)	$(952,000)
Basic weighted average number of common shares outstanding	51,401,674	39,118,313	51,280,986	39,015,395
Basic Adjusted Net Loss Attributable to Kennedy Wilson Holdings, Inc. Common Shareholders Per Share	$(0.04)	$(0.03)	$(0.09)	$(0.02)

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA and Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net (loss) income	$(997,000)	$513,000	$485,000	$2,592,000
Non-GAAP adjustments:
Add back:
Interest expense	7,054,000	6,228,000	13,224,000	7,757,000
Kennedy Wilson's share of interest expense included in investment in joint ventures and loan pool participations	7,715,000	4,843,000	15,000,000	10,309,000
Depreciation and amortization	977,000	463,000	1,914,000	897,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	4,000,000	3,984,000	7,900,000	7,709,000
(Benefit from) provision for income taxes	(1,138,000)	172,000	(2,621,000)	835,000
EBITDA	17,611,000	16,203,000	35,902,000	30,099,000
Stock-based compensation	1,207,000	1,298,000	2,078,000	2,465,000
Adjusted EBITDA	$18,818,000	$17,501,000	$37,980,000	$32,564,000

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